UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 4, 2013

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 4, 2013, SBA Senior Finance, LLC (“SBA Senior Finance”), an indirect subsidiary of SBA Communications Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) among SBA Senior Finance, Deutsche Bank Trust Company Americas, as trustee, and Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named on Schedule I thereto, pursuant to which SBA Tower Trust (the “Trust”), a New York common law trust established by an indirect subsidiary of the Company, agreed to sell $1.33 billion aggregate principal amount of Secured Tower Revenue Securities, consisting of $425 million aggregate principal amount of Secured Tower Revenue Securities Series 2013-1C (the “2013-1C Tower Securities”), $330 million aggregate principal amount of Secured Tower Revenue Securities Series 2013-1D (the “2013-1D Tower Securities”), and $575 million aggregate principal amount of Secured Tower Revenue Securities Series 2013-2C (the “2013-2C Tower Securities,” and together with the 2013-1C Tower Securities and the 2013-1D Tower Securities, the “Tower Securities”) to the initial purchasers. The Purchase Agreement contained customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

On April 18, 2013, pursuant to the terms of the Purchase Agreement, the Trust issued, and the initial purchasers purchased, the Tower Securities. The 2013-1C Tower Securities have an anticipated repayment date of April 2018 and a final maturity date of April 2043. The 2013-1C Tower Securities bear interest at 2.240 % per annum, payable monthly. The 2013-1D Tower Securities have an anticipated repayment date of April 2018 and a final maturity date of April 2043. The 2013-1D Tower Securities bear interest at 3.598% per annum, payable monthly. The 2013-2C Tower Securities have an anticipated repayment date of April 2023 and a final maturity date of April 2048. The 2013-2C Tower Securities bear interest at 3.722% per annum, payable monthly. The Tower Securities are guaranteed by SBA Guarantor LLC and SBA Holdings LLC, each an indirect subsidiary of the Company.

The net proceeds from this offering were approximately $1.31 billion, after deducting initial purchasers’ discounts and expenses. Net proceeds from this offering will be used to make a cash distribution to SBA Senior Finance which will further distribute or contribute such amount to one or more other SBA entities, directly or indirectly, to be used (1) to satisfy any unhedged obligations required to be satisfied in connection with the conversion or maturity of the Company’s 1.875% Convertible Senior Notes due 2013, (2) to repay the $100 million outstanding balance under the Company’s Revolving Credit Facility, and (3) to repay certain balances under term loans currently outstanding under the Company’s Senior Credit Agreement.

Sixth Loan and Security Agreement Supplement and Amendment

In connection with the issuance of the 2013-1C Tower Securities and the 2013-1D Tower Securities the parties entered into the Sixth Loan and Security Agreement Supplement and Amendment, dated as of April 18, 2013 (the “Sixth Loan Supplement”), which amended and supplemented the Amended and Restated Loan and Security Agreement, dated as of November 18, 2005. The Sixth Loan Supplement was executed by and among SBA Properties, LLC (successor to SBA Properties, Inc.), SBA Sites, LLC (successor to SBA Sites, Inc.), SBA Structures, LLC (successor to SBA Structures, Inc.), SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA Towers USVI II, Inc., SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, and SBA Towers USVI, Inc. (the “Borrowers”) and Midland Loan Services, a Division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee. Pursuant to the Sixth Loan Supplement, the Borrowers, jointly and severally, borrowed an additional $425 million under the mortgage loan with the same terms and conditions as the 2013-1C Tower Securities and $330 million under the mortgage loan with the same terms and conditions as the 2013-1D Tower Securities. In addition, the Sixth Loan Supplement modified certain requirements regarding the substitution and/or sale of towers and tower sites held by the Trust. Except as set forth herein, all other material terms and conditions of the mortgage loan remain unchanged.

Seventh Loan and Security Agreement Supplement and Amendment

In connection with the issuance of the 2013-2C Tower Securities, the parties entered into the Seventh Loan and Security Agreement Supplement and Amendment, dated as of April 18, 2013 (the “Seventh Loan Supplement”), which amended and supplemented the Amended and Restated Loan and Security Agreement, dated as of November 18, 2005. The Seventh Loan Supplement was executed by and among the Borrowers and Midland Loan Services, a Division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee. Pursuant to the Seventh Loan Supplement, the Borrowers, jointly and severally, borrowed an additional $575 million under the mortgage loan with the same terms and conditions as the 2013-2C Tower Securities. In addition, the Seventh Loan Supplement modified certain requirements regarding the substitution and/or sale of towers and tower sites held by the Trust. Except as set forth herein, all other material terms and conditions of the mortgage loan remain unchanged.

The Mortgage Loan

The mortgage loan is the sole asset of the Trust. The aggregate principal amount of the loans outstanding under the mortgage loan is $3.17 billion, comprised of the $680 million loan component with the same terms and conditions as the 2010-1 Tower Securities, the $550 million loan component with the same terms and conditions as the 2010-2 Tower Securities, the $610 million loan component with the same terms and conditions as the 2012-1 Tower Securities, the $425 million loan component with the same terms and conditions as the 2013-1C Tower Securities, the $330 million loan component with the same terms and conditions as the 2013-1D Tower Securities, and the $575 million loan component with the same terms and conditions as the 2013-2C Tower Securities.

The mortgage loan underlying each of the 2013-1C Tower Securities, the 2013-1D Tower Securities and the 2013-2C Tower Securities is to be repaid from the operating cash flows from the aggregate 8,830 tower sites owned by the Borrowers, each of which is a special purpose entity that exists solely to hold the towers which are subject to the securitization. The mortgage loan is secured by (i) mortgages, deeds of trust and deeds to secure debt creating a first priority mortgage lien on the Borrowers’ interests in tower sites representing not less than 95% of the aggregate tower cash flow of the Borrowers’ tower sites, (ii) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (iii) the Borrowers’ rights under the management agreement and specified tenant leases and (iv) all of the proceeds of the foregoing.

The Borrowers may prepay the components of the mortgage loan corresponding to the Tower Securities, with no prepayment consideration, (i) within (a) twelve months, in the case of the components of the mortgage loan corresponding to the 2013-1C Tower Securities and the 2013-1D Tower Securities, and (b) eighteen months, in the case of the component of the mortgage loan corresponding to the 2013-2C Tower Securities, of the anticipated repayment date of the mortgage loan for such component, (ii) with proceeds received as a result of any condemnation or casualty of any of the 8,830 tower sites or (iii) during an amortization period. In all other circumstances the Borrowers may prepay, in whole or in part, the components of the mortgage loan corresponding to the Tower Securities upon payment of the applicable prepayment consideration.

The prepayment consideration for the 2013-1C Tower Securities, the 2013-1D Tower Securities and 2013-2C Tower Securities consists of an amount equal to the excess, if any, of (1) the present value, calculated in accordance with the formula set forth in the mortgage loan, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date that is twelve months, in the case of the 2013-1C Tower Securities and the 2013-1D Tower Securities, and eighteen months, in the case of the 2013-2C Tower Securities, prior to the anticipated repayment date of such component over (2) that portion of the principal balance of such component prepaid on the date of such prepayment.

To the extent that the full amount of the mortgage loan component corresponding to the 2013-1C Tower Securities, 2013-1D Tower Securities or 2013-2C Tower Securities is not fully repaid by its anticipated repayment date, the interest rate would increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread (as set forth in the Mortgage Loan Agreement) plus (z) 5%, exceeds the original interest rate of the 2013-1C Tower Securities, 2013-1D Tower Securities or 2013-2C Tower Securities, as applicable.

Pursuant to the Management Agreement previously executed by the Borrowers, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee equal to 7.5% of the Borrowers’ operating revenues for the immediately preceding calendar month and pursuant to the Cash Management Agreement, all rents and other sums due on the 8,830 tower sites are directly deposited by the lessees and are held, and subsequently distributed, by the trustee pursuant to the terms of the mortgage loan agreement. The material terms and conditions of these agreements were not amended.

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates. Specifically, (1) J.P. Morgan Chase Bank N.A (“JPMorgan”), Barclays Bank PLC (“Barclays”), Citibank N.A. (“Citibank”), Deutsche Bank Securities Inc., Wells Fargo Bank, The Royal Bank of Scotland plc and Toronto Dominion (Texas) LLC serve as lenders in connection with amounts borrowed under the Senior Credit Agreement, (2) JPMorgan and Barclays served as lenders under the Company’s Mobilitie Bridge Loan, (3) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as underwriters in connection with the Company’s issuance of Class A common stock in March 2012, (4) each of the initial purchasers acted as underwriters in connection with SBA Telecommunications, LLC’s issuance of the 5.75% Senior Notes due 2020, the Company’s issuance of the 5.625% Senior Notes due 2019 and SBA Tower Trust’s issuance of the 2012-1 Tower Securities, and (5) JPMorgan, Barclays and Citibank provided financing commitments in connection with the TowerCo acquisition. In addition, Barclays Capital Inc. and J.P. Morgan Securities LLC acted as the Company’s financial advisors in connection with the Mobilitie acquisition and J.P. Morgan Securities LLC acted as the Company’s financial advisor in connection with the TowerCo acquisition.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.4	Purchase Agreement, dated April 4, 2013, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.

10.5	Sixth Loan and Security Agreement Supplement and Amendment, dated as of April 18, 2013, by and among the Borrowers, and Midland Loan Services, a Division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

10.6	Seventh Loan and Security Agreement Supplement and Amendment, dated as of April 18, 2013, by and among the Borrowers, and Midland Loan Services, a Division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: April 23, 2013